UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2019

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2019, The Greenbrier Companies, Inc. (“Greenbrier”) completed its previously disclosed pending acquisition (the “Closing”) of the railcar and railcar components manufacturing business (the “Business”) from American Railcar Industries, Inc., a North Dakota corporation (“ARI”).

In connection with the Closing, Greenbrier issued a $50.0 million principal amount unsecured convertible promissory note (the “Convertible Note”) to ARI as a portion of the purchase price for the Business. The Convertible Note bears interest at an annual rate of 2.25% payable in cash semi-annually. The Convertible Note matures five years from the date of issuance, unless earlier converted in accordance with its terms prior to such date. The Convertible Note is convertible into shares of Greenbrier’s common stock as further described under Item 3.02 below. If Greenbrier undergoes certain fundamental changes prior to its maturity, then the Convertible Note holder will have the option to require Greenbrier to repurchase up to all of the note for cash at 100% of the applicable principal amount, plus accrued and unpaid interest. The Convertible Note provides for customary events of default as set forth therein. The Convertible Note is a senior unsecured obligation of Greenbrier.

The foregoing description of the Convertible Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Note which is filed as Exhibit 4.1 to this Current Report filed on Form 8-K and is incorporated herein by reference. To the extent required by Item 1.01 of Form 8-K, the information contained in (or incorporated by reference into) Items 2.01, 2.03 and 3.02 of this Current Report filed on Form 8-K is hereby, respectively, incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 26, 2019, Greenbrier completed its acquisition of the Business from ARI for a purchase price of approximately $410 million, subject to customary post-closing purchase price adjustments. The Purchase Price includes approximately $8 million for capital expenditures on railcar lining operations and other facility improvements. In connection with the acquisition, Greenbrier acquired, among other assets, the manufacturing facilities used in the Business along with certain personal and intangible property primarily used in the Business and assumed certain liabilities related to the acquired assets or primarily related to the Business. The purchase price was paid for by a combination of cash and the issuance of the Convertible Note. The cash portion of the purchase price of approximately $360 million, was funded by a combination of cash on hand and by Greenbrier borrowing $300 million under the term loan further described under Item 2.03 of this Current Report on Form 8-K.

To the extent required by Item 2.01 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01, 2.03 and 3.02 of this Current Report filed on Form 8-K is hereby, respectively, incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed under Item 1.01 and Item 2.01 above, in connection with its acquisition of the Business Greenbrier issued the Convertible Note to ARI. The Convertible Note bears interest at an annual rate of 2.25% payable in cash semi-annually and matures five years from the date of issuance, unless earlier converted in accordance with its terms prior to such date. If Greenbrier undergoes certain fundamental changes prior to its maturity, then the Convertible Note holder will have the option to require Greenbrier to repurchase up to all of the note as provided for therein. The Convertible Note provides for customary events of default as set forth therein.

In connection with the Closing, Greenbrier borrowed $300 million under a term loan (the “Term Loan”) pursuant to Greenbrier’s previously disclosed amended and restated Fourth Amended and Restated Credit Agreement among Greenbrier, Bank of America, N.A. (“BofA”), as Administrative Agent for the lenders, and the guarantors, lenders and the other parties thereto (the “Amended Credit Facility”). As previously disclosed, the Amended Credit Facility (including the Term Loan) matures on June 3, 2024, unless Greenbrier’s currently outstanding 2.875% convertible senior notes remain outstanding as of November 1, 2023, in which case the Amended Credit Facility matures on November 1, 2023. The repayment obligations, interest rate, events of default and other terms of the Term Loan are as set forth in the Amended Credit Facility.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01, 2.01 and 3.02 of this Current Report on Form 8-K is hereby, respectively, incorporated by reference into this Item 2.03. The description of the Convertible Note above does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Note which is filed as Exhibit 4.1 to this Current Report filed on Form 8-K and is incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The Convertible Note was issued to ARI in reliance on a private placement exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to its terms, the Convertible Note and any common stock issuable upon its conversion may be offered and resold only in transactions that are exempt from registration under the Securities Act and other applicable securities laws. The Convertible Note is convertible into shares of Greenbrier’s common stock commencing six months from the date of its issuance. The Convertible Note will be convertible into shares of Greenbrier’s common stock at an initial conversion rate of 22.1910 shares of Greenbrier’s common stock per $1,000 principal amount of Convertible Note, which is equivalent to an initial conversion price of approximately $45.06 per share of common stock. The conversion rate is subject to adjustments as provided for in the Convertible Note.

Upon a conversion of the Convertible Note, Greenbrier may elect to pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares as provided for in the Convertible Note. If Greenbrier undergoes certain types of make-whole fundamental changes, then, in certain circumstances, the Company will pay a fundamental change make-whole premium upon the conversion of the Convertible Note in connection with such make-whole fundamental change by increasing the conversion rate on the Convertible Note. The amount of the fundamental change make-whole premium, if any, will be based on the price paid, or deemed to be paid, per share of Greenbrier’s common stock in the transaction constituting the make-whole fundamental change and the effective date of the make-whole fundamental change.

The foregoing description of the Convertible Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Convertible Note which is filed as Exhibit 4.1 to this Current Report filed on Form 8-K and is incorporated herein by reference. To the extent required by Item 3.02 of Form 8-K, the information contained in (or incorporated by reference into) Items 1.01, 2.01 and 2.03 of this Current Report on Form 8-K is hereby, respectively, incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On July 29, 2019, Greenbrier issued a press release announcing the consummation of its acquisition of the Business. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including the information contained in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description

4.1	Convertible Promissory Note issued by The Greenbrier Companies, Inc. to American Railcar Industries, Inc.

99.1	Press release of The Greenbrier Companies, Inc., dated July 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2019

THE GREENBRIER COMPANIES, INC. (Registrant)

By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President,
General Counsel and Chief Compliance Officer

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